Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Brunswick Group
Jon Levenson, Executive Vice President	Stan Neve / Gemma Hart
+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES THIRD QUARTER 2011 NET INCOME OF $56.5 MILLION

Diluted Operating Earnings Per Share of $1.09

Diluted Book Value Per Share of $32.23 at September 30, 2011

Pembroke, Bermuda, October 27, 2011 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $56.5 million, or $0.54 per diluted common share for the three months ended September 30, 2011, compared to $238.5 million, or $2.08 per diluted common share, for the three months ended September 30, 2010. Net (loss) attributable to Validus for the nine months ended September 30, 2011 was ($6.0) million, or ($0.12) per diluted common share compared with net income available to Validus of $299.9 million, or $2.42 per diluted common share for the nine months ended September 30, 2010.

Net operating income available to Validus for the three months ended September 30, 2011 was $112.6 million, or $1.09 per diluted common share, compared with $173.0 million, or $1.51 per diluted common share, for the three months ended September 30, 2010.  Net operating income available to Validus for the nine months ended September 30, 2011 was $29.0 million, or $0.23 per diluted common share, compared with $166.4 million, or $1.34 per diluted common share, for the nine months ended September 30, 2010.

Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excluding income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

In relation to the third quarter 2011 results, Ed Noonan, Chairman and Chief Executive Officer of Validus commented: “Validus continues to deliver strong financial results, with annualized net operating return on average equity in the third quarter of 2011 of 13.1%. Each of our operating segments produced robust underwriting profits, with Validus Re recording a 68.0% segment combined ratio and Talbot recording an 83.3% segment combined ratio. We close the quarter with our balance sheet in excellent position to provide significant capacity to our clients as we look forward to the upcoming January 1 reinsurance renewal season.”

Third Quarter 2011 Results

Highlights for the third quarter include the following:

•                  Gross premiums written for the three months ended September 30, 2011 were $391.1 million compared to $344.0 million for the three months ended September 30, 2010, an increase of $47.1 million, or 13.7%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: 441.278.9000 Fax: 441.278.9009

www.validusholdings.com

•                  Net premiums earned for the three months ended September 30, 2011 were $458.6 million compared to $432.7 million for the three months ended September 30, 2010, an increase of $26.0 million, or 6.0%.

•                  Underwriting income for the three months ended September 30, 2011 was $111.8 million compared to $150.2 million for the three months ended September 30, 2010, a decrease of $38.4 million, or 25.5%.

•                  Combined ratio of 75.6% which included $61.1 million of favorable prior accident year loss reserve development, benefiting the loss ratio by 13.3 percentage points.

•                  Net operating income available to Validus for the three months ended September 30, 2011 was $112.6 million compared to $173.0 million for the three months ended September 30, 2010, a decrease of $60.4 million, or 34.9%.

•                  Net income available to Validus for the three months ended September 30, 2011 was $56.5 million compared to $238.5 million for the three months ended September 30, 2010, a decrease of $182.0 million, or 76.3%.

•                  Annualized return on average equity of 6.6% and annualized net operating return on average equity of 13.1%.

Highlights for the year to date include the following:

•                  Gross premiums written for the nine months ended September 30, 2011 were $1,846.4 million compared to $1,731.8 million for the nine months ended September 30, 2010, an increase of $114.6 million, or 6.6%.

•                  Net premiums earned for the nine months ended September 30, 2011 were $1,313.8 million compared to $1,328.3 million for the nine months ended September 30, 2010, a decrease of $14.5 million, or 1.1%.

•                  Underwriting (loss) for the nine months ended September 30, 2011 was ($1.0) million compared to underwriting income of $102.8 million for the nine months ended September 30, 2010, a decrease of $103.8 million, or 101.0%.

•                  Combined ratio of 100.0% which included $113.3 million of favorable prior accident year loss reserve development, benefiting the loss ratio by 8.6 percentage points.

•                  Net operating income available to Validus for the nine months ended September 30, 2011 was $29.0 million compared to $166.4 million for the nine months ended September 30, 2010, a decrease of $137.5 million, or 82.6%.

•                  Net (loss) attributable to Validus for the nine months ended September 30, 2011 was ($6.0) million compared to net income available to Validus of $299.9 million for the nine months ended September 30, 2010, a decrease of $305.9 million, or 102.0%.

•                  Annualized return on average equity of (0.2)% and annualized net operating return on average equity of 1.1%.

Notable Loss Events

For three months ended September 30, 2011, the Company incurred losses and loss expenses of $51.9 million from notable loss events, which represented 11.3 percentage points of the loss ratio. Net of $4.0 million of reinstatement premiums, the effect of these events on net income was a decrease of $47.9 million. For the three months ended September 30, 2010, the Company incurred $47.7 million from notable loss events, which represented 11.0 percentage points of the loss ratio. Net of $0.6 million of reinstatement premiums, the effect of these events on net income was a decrease of $47.1 million. The Company’s loss ratio, excluding prior accident year development and notable loss events for the three months ended September 30, 2011 and  2010 was 51.3% and 37.2%, respectively.

		Three months ended September 30, 2011
		(Dollars in thousands)
Third Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE

Danish floods	Rainstorm	$16,429	6.1%	$3,000	1.6%	$19,429	4.2%
Hurricane Irene	Windstorm	22,951	8.6%	9,500	5.0%	32,451	7.1%
Total		$39,380	14.7%	$12,500	6.6%	$51,880	11.3%

		Three months ended September 30, 2010
		(Dollars in thousands)
Third Quarter 2010 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE

New Zealand earthquake	Earthquake	$25,285	9.8%	$3,400	2.0%	$28,685	6.6%
Oklahoma windstorm	Windstorm	7,500	2.9%	177	0.1%	7,677	1.8%
Political risk	Contract frustration	—	—	5,000	2.9%	5,000	1.1%
Hurricane Karl	Windstorm	3,666	1.4%	2,647	1.5%	6,313	1.5%
Total		$36,451	14.1%	$11,224	6.5%	$47,675	11.0%

(a)          These 2011 notable loss event amounts are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.

(b)         Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $4.0 million for the three months ended September 30, 2011 and $0.6 million for the three months ended September 30, 2010.

Validus Re Segment Results

Gross premiums written for the three months ended September 30, 2011 were $182.8 million compared to $142.6 million for the three months ended September 30, 2010, an increase of $40.2 million, or 28.2%. Gross premiums written for the three months ended September 30, 2011 included $141.5 million of property premiums, $32.8 million of marine premiums and $8.5 million of specialty premiums compared to $99.3 million of property premiums, $37.5 million of marine premiums and $5.8 million of specialty premiums in the three months ended September 30, 2010.

Net premiums earned for the three months ended September 30, 2011 were $267.9 million compared to $258.9 million for the three months ended September 30, 2010, an increase of $9.0 million, or 3.5%.

The combined ratio for the three months ended September 30, 2011 was 68.0% compared to 48.8% for the three months ended September 30, 2010, an increase of 19.2 percentage points.

The loss ratio for the three months ended September 30, 2011 was 48.1% compared to 30.5% for the three months ended September 30, 2010, an increase of 17.6 percentage points. For the three months ended September 30, 2011, Validus Re incurred $39.4 million of losses attributable to notable loss events, which represented 14.7 percentage points of the loss ratio. The loss ratio for the three months ended September 30, 2011 included favorable prior accident year loss reserve development of $37.9 million, benefiting the loss ratio by 14.1 percentage points.

Gross premiums written for the nine months ended September 30, 2011 were $1,135.7 million compared to $1,067.3 million for the nine months ended September 30, 2010, an increase of $68.4 million, or 6.4%. Gross premiums written for the nine months ended September 30, 2011 included $829.9 million of property premiums, $222.7 million of marine premiums and $83.1 million of specialty premiums compared to $773.3 million of property premiums, $222.9 million of marine premiums and $71.1 million of specialty premiums in the nine months ended September 30, 2010.

Net premiums earned for the nine months ended September 30, 2011 were $752.9 million compared to $804.9 million for the nine months ended September 30, 2010, a decrease of $52.0 million, or 6.5%.

The combined ratio for the nine months ended September 30, 2011 was 92.1% compared to 88.4% for the nine months ended September 30, 2010, an increase of 3.7 percentage points.

The loss ratio for the nine months ended September 30, 2011 was 70.8% compared to 68.6% for the nine months ended September 30, 2010, an increase of 2.2 percentage points. For the nine months ended September 30, 2011, Validus Re incurred $414.7 million of losses attributable to notable loss events, which represented 55.1 percentage points of the loss ratio. The loss ratio for the nine months ended September 30, 2011 included favorable prior accident year loss reserve development of $61.5 million, benefiting the loss ratio by 8.2 percentage points.

Talbot Segment Results

Gross premiums written for the three months ended September 30, 2011 were $238.9 million compared to $218.7 million for the three months ended September 30, 2010, an increase of $20.2 million, or 9.2%. Gross premiums written for the three months ended September 30, 2011 included $86.0 million of property premiums, $69.2 million of marine premiums and $83.7 million of specialty premiums compared to $73.2 million of property premiums, $64.4 million of marine premiums and $81.1 million of specialty premiums in the three months ended September 30, 2010.

Net premiums earned for the three months ended September 30, 2011 were $190.7 million compared to $173.8 million for the three months ended September 30, 2010, an increase of $17.0 million, or 9.8%.

The combined ratio for the three months ended September 30, 2011 was 83.3% compared to 84.7% for the three months ended September 30, 2010, a decrease of 1.4 percentage points.

The loss ratio for the three months ended September 30, 2011 was 51.0% compared to 45.9% for the three months ended September 30, 2010, an increase of 5.1 percentage points.  For the three months ended September 30, 2011, Talbot incurred $12.5 million of losses attributable to notable loss events, which represented 6.6 percentage points of the loss ratio. The loss ratio for the three months ended September 30, 2011 included favorable prior accident year loss reserve development of $23.2 million, benefiting the loss ratio by 12.2 percentage points.

Gross premiums written for the nine months ended September 30, 2011 were $778.9 million compared to $743.0 million for the nine months ended September 30, 2010, an increase of $35.9 million, or 4.8%. Gross premiums written for the nine months ended September 30, 2011 included $254.5 million of property premiums, $267.6 million of marine premiums and $256.8 million of specialty premiums compared to $256.6 million of property premiums, $246.7  million of marine premiums and $239.7 million of specialty premiums in the nine months ended September 30, 2010.

Net premiums earned for the nine months ended September 30, 2011 were $560.9 million compared to $523.4 million for the nine months ended September 30, 2010, an increase of $37.5 million, or 7.2%.

The combined ratio for the nine months ended September 30, 2011 was 104.4% compared to 90.8% for the nine months ended September 30, 2010, an increase of 13.6 percentage points.

The loss ratio for the nine months ended September 30, 2011 was 67.1% compared to 53.6% for the nine months ended September 30, 2010, an increase of 13.5 percentage points. For the nine months ended September 30, 2011, Talbot incurred $126.4 million of losses attributable to notable loss events, which represented 22.5 percentage points of the loss ratio. The loss ratio for the nine months ended September 30, 2011 included favorable prior accident year loss reserve development of $51.8 million, benefiting the loss ratio by 9.2 percentage points.

Corporate Segment Results

Corporate segment results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended September 30, 2011 were $4.6 million compared to $10.0 million for the three months ended September 30, 2010, a decrease of $5.3 million, or 53.5%. Share compensation expenses for the three months ended September 30, 2011 were $3.3 million compared to $4.0 million for the three months ended September 30, 2010, a decrease of $0.7 million, or 17.7%.

General and administrative expenses for the nine months ended September 30, 2011 were $24.4 million compared to $38.1 million for the nine months ended September 30, 2010, a decrease of $13.7 million, or 36.0%.  Share compensation expenses for the nine months ended September 30, 2011 were $13.3 million compared to $11.0 million for the nine months ended September 30, 2010, an increase of $2.3 million, or 20.7%.

Investments

Net investment income for the three months ended September 30, 2011 was $27.7 million compared to $34.0 million for the three months ended September 30, 2010, a decrease of $6.3 million, or 18.5%. Net investment income for the nine months ended September 30, 2011 was $84.2 million compared to $103.1 million for the nine months ended September 30, 2010, a decrease of $18.9 million, or 18.3%.

Net realized gains on investments for the three months ended September 30, 2011 were $5.2 million compared to $23.1 million for the three months ended September 30, 2010, a decrease of $17.8 million, or 77.2%. Net realized gains on investments for the nine months ended September 30, 2011 were $23.2 million compared to $46.9 million for the nine months ended September 30, 2010, a decrease of $23.7 million, or 50.6%.

Net unrealized (losses) on investments for the three months ended September 30, 2011 were ($27.8) million compared to gains of $31.6 million for the three months ended September 30, 2010, a decrease of $59.4 million, or 188.2%. Net unrealized (losses) on investments for the nine months ended September 30, 2011 were ($22.2) million compared to gains of $88.6 million for the nine months ended September 30, 2010, a decrease of $110.8 million, or 125.0%.

Finance Expenses

Finance expenses for the three months ended September 30, 2011 were $10.9 million compared to $13.7 million for the three months ended September 30, 2010, a decrease of $2.8 million, or 20.3%. Finance expenses for the nine months ended September 30, 2011 were $41.3 million compared to $42.1 million for the nine months ended September 30, 2010, a decrease of $0.8 million, or 1.9%.

Shareholders’ Equity and Capitalization

As at September 30, 2011, total shareholders’ equity was $3.59 billion including $146.2 million of noncontrolling interest. Shareholders’ equity available to Validus was $3.44 billion as at September 30, 2011. Diluted book value per common share was $32.23 at September 30, 2011, compared to $31.91 at June 30, 2011. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Total capitalization at September 30, 2011 was $4.13 billion, including $289.8 million of junior subordinated deferrable debentures and $247.0 million of senior notes.

Conference Call

The Company will host a conference call for analysts and investors on October 28, 2011 at 10:00 AM (Eastern) to discuss the third quarter 2011 financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-510-9834 (toll-free U.S.) or 1-617-614-3669 (international) and entering the pass code 47014364#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 11, 2011 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 33773380#.

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com.  A replay of the webcast will be available at the Investor Relations section of the Company’s website through November 11, 2011. In addition, a financial supplement relating to the Company’s financial results for the three and nine months ended September 30, 2011 is available in the Investor Relations section of the Company’s website.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Validus Holdings, Ltd.

Consolidated Balance Sheets

As at September 30, 2011 (unaudited) and December 31, 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2011 - $4,744,882; 2010 - $4,772,037)	$4,777,686	$4,823,867
Short-term investments, at fair value (amortized cost: 2011 - $547,527; 2010 - $273,444)	547,452	273,514
Other investments, at fair value (amortized cost: 2011 - $14,415; 2010 - $18,392)	15,905	21,478
Cash and cash equivalents	855,982	620,740
Total investments and cash	6,197,025	5,739,599
Premiums receivable	808,472	568,761
Deferred acquisition costs	154,694	123,897
Prepaid reinsurance premiums	141,631	71,417
Securities lending collateral	24,250	22,328
Loss reserves recoverable	386,200	283,134
Paid losses recoverable	80,917	27,996
Income taxes recoverable	3,057	1,142
Intangible assets	115,773	118,893
Goodwill	20,393	20,393
Accrued investment income	27,062	33,726
Other assets	41,266	49,592
Total assets	$8,000,740	$7,060,878

Liabilities
Reserve for losses and loss expenses	$2,565,912	$2,035,973
Unearned premiums	1,058,593	728,516
Reinsurance balances payable	103,997	63,667
Securities lending payable	25,000	23,093
Deferred income taxes	24,195	24,908
Net payable for investments purchased	12,549	43,896
Accounts payable and accrued expenses	83,647	99,320
Senior notes payable	246,955	246,874
Debentures payable	289,800	289,800
Total liabilities	$4,410,648	$3,556,047

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2011 - 134,071,607; 2010 - 132,838,111; Outstanding: 2011 - 99,039,622; 2010 - 98,001,226)	$23,463	$23,247
Treasury shares (2011 - 35,031,985; 2010 - 34,836,885)	(6,131)	(6,096)
Additional paid-in-capital	1,886,897	1,860,960
Accumulated other comprehensive (loss)	(4,932)	(5,455)
Retained earnings	1,544,572	1,632,175
Total shareholders’ equity available to Validus	3,443,869	3,504,831
Noncontrolling interest	146,223	—
Total shareholders’ equity	$3,590,092	$3,504,831

Total liabilities and shareholders’ equity	$8,000,740	$7,060,878

Validus Holdings, Ltd.

Consolidated Statements of Operations

For the three and nine months ended September 30, 2011 and 2010 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Underwriting income
Gross premiums written	$391,129	$344,040	$1,846,412	$1,731,835
Reinsurance premiums ceded	(30,586)	(35,641)	(272,752)	(194,106)
Net premiums written	360,543	308,399	1,573,660	1,537,729
Change in unearned premiums	98,081	124,275	(259,863)	(209,417)
Net premiums earned	458,624	432,674	1,313,797	1,328,312

Underwriting deductions
Losses and loss expenses	226,067	158,936	909,572	832,361
Policy acquisition costs	77,405	67,074	232,931	217,376
General and administrative expenses	35,926	48,831	145,244	154,779
Share compensation expenses	7,382	7,618	27,059	21,040
Total underwriting deductions	346,780	282,459	1,314,806	1,225,556

Underwriting income (loss)	$111,844	$150,215	$(1,009)	$102,756

Net investment income	27,747	34,033	84,216	103,141
Other income	—	1,082	2,201	4,667
Finance expenses	(10,935)	(13,715)	(41,297)	(42,084)
Operating income before taxes	128,656	171,615	44,111	168,480
Tax (expense) benefit	(2,538)	1,422	(1,050)	(2,068)
Net operating income	$126,118	173,037	43,061	166,412

Net realized gains on investments	5,246	23,058	23,177	46,897
Net unrealized (losses) gains on investments	(27,848)	31,588	(22,150)	88,641
Foreign exchange (losses) gains	(19,932)	10,790	(22,390)	(2,073)
Transaction expenses (a)	(13,583)	—	(13,583)	—

Net income	$70,001	$238,473	$8,115	$299,877
Net income attributable to noncontrolling interest	(13,516)	—	(14,110)	—
Net income (loss) available (attributable) to Validus	$56,485	$238,473	$(5,995)	$299,877

Selected ratios:
Net premiums written / Gross premiums written	92.2%	89.6%	85.2%	88.8%

Losses and loss expenses	49.3%	36.7%	69.2%	62.7%
Policy acquisition costs	16.9%	15.5%	17.7%	16.4%
General and administrative expenses	9.4%	13.0%	13.1%	13.2%
Expense ratio	26.3%	28.5%	30.8%	29.6%

Combined ratio	75.6%	65.2%	100.0%	92.3%

(a)   The transaction expenses relate to costs incurred in relation to the proposed acquisition of Transatlantic Holdings, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd.

Consolidated Segment Underwriting Income (Loss)

For the three and nine months ended September 30, 2011 and 2010 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Validus Re
Gross premiums written	$182,803	$142,630	$1,135,692	$1,067,253
Reinsurance premiums ceded	(5,646)	(8,463)	(150,669)	(62,748)
Net premiums written	177,157	134,167	985,023	1,004,505
Change in unearned premiums	90,755	124,747	(232,124)	(199,629)
Net premiums earned	267,912	258,914	752,899	804,876

Losses and loss expenses	128,823	79,098	533,402	551,811
Policy acquisition costs	42,834	39,818	118,669	121,300
General and administrative expenses	8,129	5,663	34,244	32,958
Share compensation expenses	2,190	1,869	7,118	5,247
Total underwriting deductions	181,976	126,448	693,433	711,316

Underwriting income	85,936	132,466	59,466	93,560

Talbot
Gross premiums written	$238,937	$218,722	$778,880	$742,973
Reinsurance premiums ceded	(55,551)	(44,490)	(190,243)	(209,749)
Net premiums written	183,386	174,232	588,637	533,224
Change in unearned premiums	7,326	(472)	(27,739)	(9,788)
Net premiums earned	190,712	173,760	560,898	523,436

Losses and loss expenses	97,244	79,838	376,170	280,550
Policy acquisition costs	36,651	32,451	116,174	106,043
General and administrative expenses	23,164	33,201	86,604	83,709
Share compensation expenses	1,903	1,754	6,648	4,781
Total underwriting deductions	158,962	147,244	585,596	475,083
Underwriting income (loss)	31,750	26,516	(24,698)	48,353

Corporate & Eliminations
Gross premiums written	$(30,611)	$(17,312)	$(68,160)	$(78,391)
Reinsurance premiums ceded	30,611	17,312	68,160	78,391
Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—
Net premiums earned	—	—	—	—

Losses and loss expenses	—	—	—	—
Policy acquisition costs	(2,080)	(5,195)	(1,912)	(9,967)
General and administrative expenses	4,633	9,967	24,396	38,112
Share compensation expenses	3,289	3,995	13,293	11,012
Total underwriting deductions	5,842	8,767	35,777	39,157

Underwriting (loss)	(5,842)	(8,767)	(35,777)	(39,157)

Total underwriting income (loss)	$111,844	$150,215	$(1,009)	$102,756

Validus Holdings, Ltd.

Non-GAAP Financial Measure Reconciliation

Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity

For the three and nine months ended September 30, 2011 and 2010 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Net income (loss) available (attributable) to Validus	$56,485	$238,473	$(5,995)	$299,877
Adjustments for:
Net realized (gains) on investments	(5,246)	(23,058)	(23,177)	(46,897)
Net unrealized losses (gains) on investments	27,848	(31,588)	22,150	(88,641)
Foreign exchange losses (gains)	19,932	(10,790)	22,390	2,073
Transaction expenses	13,583	—	13,583	—
Net operating income available to Validus	112,602	173,037	28,951	166,412
less: Dividends and distributions declared on outstanding warrants	(1,966)	(1,747)	(5,916)	(5,245)
Net operating income available to Validus, adjusted	$110,636	$171,290	$23,035	$161,167

Net income (loss) per share available (attributable) to Validus - diluted	$0.54	$2.08	$(0.12)	$2.42
Adjustments for:
Net realized (gains) on investments	(0.04)	(0.20)	(0.22)	(0.38)
Net unrealized losses (gains) on investments	0.27	(0.28)	0.22	(0.72)
Foreign exchange losses (gains)	0.19	(0.09)	0.22	0.02
Transaction expenses	0.13	—	0.13	—
Net operating income per share available to Validus - diluted	$1.09	$1.51	$0.23	$1.34

Weighted average number of common shares and common share equivalents	103,482,263	114,842,742	100,796,280	123,735,683

Average shareholders’ equity available to Validus	$3,426,093	$3,682,106	$3,418,085	$3,788,724

Annualized net operating return on average equity	13.1%	18.8%	1.1%	5.9%

Validus Holdings, Ltd.

Non-GAAP Financial Measure Reconciliation

Book Value Per Common Share and Diluted Book Value Per Common Share

As at September 30, 2011 (unaudited) and December 31, 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	As at September 30, 2011
	(unaudited)
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders’ equity available to Validus	$3,443,869	99,039,622		$34.77

Diluted book value per common share
Total shareholders’ equity available to Validus	3,443,869	99,039,622
Assumed exercise of outstanding warrants	137,992	7,862,262	$17.55
Assumed exercise of outstanding stock options	45,584	2,265,849	$20.12
Unvested restricted shares	—	3,377,210
Diluted book value per common share	$3,627,445	112,544,943		$32.23

	As at December 31, 2010
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders’ equity available to Validus	$3,504,831	98,001,226		$35.76

Diluted book value per common share
Total shareholders’ equity available to Validus	3,504,831	98,001,226
Assumed exercise of outstanding warrants	139,272	7,934,860	$17.55
Assumed exercise of outstanding stock options	54,997	2,723,684	$20.19
Unvested restricted shares	—	3,496,096
Diluted book value per common share	$3,699,100	112,155,866		$32.98

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) available (attributable) to Validus to net income (loss) available (attributable) to Validus, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. Underwriting income indicates the performance of the Company’s core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized and unrealized gains (losses) on investments and foreign exchange gains (losses).

The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity. Underwriting profitability over time is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.

Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per common share to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value Per Common Share and Diluted Book Value Per Common Share”. Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above, but excluding income (loss) available (attributable) to noncontrolling interest.